Exhibit 10(a)2

THE SOUTHERN COMPANY
SUPPLEMENTAL BENEFIT PLAN

Amended and Restated Effective as of June 30, 2016

THE SOUTHERN COMPANY
SUPPLEMENTAL BENEFIT PLAN
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THE SOUTHERN COMPANY
SUPPLEMENTAL BENEFIT PLAN
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THE SOUTHERN COMPANY
SUPPLEMENTAL BENEFIT PLAN
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3.3	Duties of the Administrative Committee	8
3.4	Indemnification	8
ARTICLE IV -	ELIGIBILITY	9
4.1	Eligibility Requirements	9
4.2	Determination of Eligibility	10
ARTICLE V -	BENEFITS	10
5.1	Pension Benefit	10
5.2	Distribution of Pension Benefits	11
5.3	Code Section 409A Transition Election and Other Related Rules Applicable to Pension Benefit	14
5.4	Non-Pension Benefit	19
5.5	Distribution of Non-Pension Benefits	20
5.6	Allocation of Pension Benefit Liability	21
5.7	Funding of Benefits	22
5.8	Withholding	22
5.9	Recourse Against Deferred Compensation Trust	22
5.10	Change in Control	22
ARTICLE VI -	MISCELLANEOUS	22
6.1	Assignment	22
6.2	Amendment and Termination	23
6.3	No Guarantee of Employment	23
6.4	Mirant	23
6.5	Construction	23
APPENDIX A	THE SOUTHERN COMPANY SUPPLEMENTAL BENEFIT PLAN EMPLOYING COMPANIES AS OF JANUARY 1, 2009	1
APPENDIX B	November 16, 2009	1

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THE SOUTHERN COMPANY
SUPPLEMENTAL BENEFIT PLAN
ARTICLE 1 -   PURPOSE AND ADOPTION OF PLAN
1.1    Adoption. The Southern Company Supplemental Benefit Plan, effective as of July 1, 2016 and hereinafter set forth (the “Plan”), is a modification and continuation of the Supplemental Benefit Plan for Southern Company Services, Inc. which originally became effective January 1, 1983, and was last amended and restated effective January 1, 2009. The purpose of this amendment and restatement is to incorporate the First and Second Amendments and to set forth changes to implement new design features. The January 1, 2009 amendment and restatement and the January 1, 2005 amendment and restatement are intended to bring the Plan into compliance with Code Section 409A. The Plan should be construed to satisfy this intent.
Effective January 1, 1998, the following other plans were merged into the Plan:

•	Supplemental Benefit Plan for Alabama Power Company

•	Supplemental Benefit Plan for Georgia Power Company

•	Supplemental Benefit Plan for Gulf Power Company

•	Supplemental Benefit Plan for Mississippi Power Company

•	Supplemental Benefit Plan for Southern Company Services, Inc. and Southern Electric International, Inc., as adopted by Southern Communications Services, Inc.

•	Supplemental Benefit Plan for Southern Company Services, Inc. and Southern Electric International, Inc., as adopted by Southern Development and Investment Group, Inc.

•	Supplemental Benefit Plan for Southern Nuclear Operating Company, Inc.
Employees participating in the merged plans and employed by an Employing Company on January 1, 1998 became immediately covered under the Plan; provided, however, that the terms of the prior plans govern an Employee’s circumstances with regard to actions taken or occurring before January 1, 1998.
The Plan shall be an unfunded deferred compensation arrangement as contemplated by the Employee Retirement Income Security Act, as amended, under which benefits shall be paid solely from the general assets of the Employing Companies. At a time and in a manner determined by the Administrative Committee, Participants shall make timely elections to conform to the Plan’s terms effective as of the January 1, 2005 amendment and restatement. Such elections are intended to meet the transition requirements of Code Section 409A, including proposed, temporary, or final regulations, or other guidance issued by the Secretary of Treasury and the Internal Revenue Service with respect thereto (collectively “409A Guidance”).

1.2    Purpose. The Plan is designed to provide certain retirement and other deferred compensation benefits primarily for a select group of management or highly compensated employees which are not otherwise payable or cannot otherwise be provided through contributions by the Employing Companies (1) under The Southern Company Pension Plan, The Southern Company Employee Savings Plan (“ESP”), and The Southern Company Employee Stock Ownership Plan (until its merger into the Savings Plan effective December 20, 2006), as a result of the limitations set forth under Sections 401(a)(17), 401(k), 401(m), 402(g), or 415 of the Internal Revenue Code of 1986, as amended from time to time.
1.3    Schedule of Provisions for Pre-2005 Non-Pension Benefits. Attached to this Plan is a Schedule that sets forth the operative provisions of the Plan applicable to “grandfathered” Non-Pension Benefits which are treated by the Employing Companies as not subject to Section 409A of the Code. The Account balance (plus earnings thereon) of the grandfathered Non-Pension Benefits shall only be subject to the provisions set forth in the Schedule. In accordance with the 409A Guidance, these provisions are only intended to preserve the rights and features of the “grandfathered” Non-Pension Benefits and are, therefore, not intended to “materially modify” any aspect of such rights and features. Provisions of the Schedule should be so construed whenever necessary or appropriate. Provisions in the Schedule shall only be amended in accordance with the Schedule’s terms.
1.4    409A Transition Elections. At a time and in a manner determined by the Administrative Committee, Participants shall make timely elections to conform to the Plan’s terms effective on and after January 1, 2005. Such elections are intended to meet the requirements of the 409A Guidance.
ARTICLE II -   DEFINITIONS
2.1    “Account” shall mean the total amount credited to the account of a Participant to reflect the interest of a Participant in the Plan resulting from a Participant’s Non-Pension Benefit calculated in accordance with Section 5.4.
2.2    “Actuarial Basis” shall mean an actuarial adjustment to Pension Benefits that must be made as required by Code Section 409A when there is a change made by a Participant to a previously elected or deemed-elected form of payment paid over a lifetime. Reasonable actuarial assumptions to make such adjustment shall be established in writing from time to time by the Administrative Committee.
2.3    “Administrative Committee” shall mean the committee referred to in Section 3.1 hereof.
2.4    “Board of Directors” shall mean the Board of Directors of the Company.
2.5    “Change in Control Benefits Protection Plan” shall mean the Change in Control Benefits Protection Plan, as approved by the Southern Board, as it may be amended from time to time in accordance with the provisions therein.
2.6    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.7    “Common Stock” shall mean common stock of Southern Company.
2.8    “Company” shall mean Southern Company Services, Inc.
2.9    “Deferred Compensation Plan” shall mean The Southern Company Deferred Compensation Plan, as amended from time to time.
2.10    “Designated Beneficiary” shall mean the person(s) or entity(ies) identified by the Participant in a manner prescribed by the Administrative Committee as eligible to receive the Pension Benefit, the Non-Pension Benefit, or both. In the event no such designation is made by a Participant either as to the Pension Benefit, the Non-Pension Benefit, or both, or if such beneficiary shall not be living or in existence at the time for commencement or continuance of such payment under the Plan following the Participant’s death, such payment, solely as to the benefit for which no beneficiary was designated or living, shall be made to the person or persons in the first of the following classes of successive preference, if then living:
(a)    the Participant’s spouse on the date of his death;
(b)    the Participant’s legally recognized children, equally;
(c)    the Participant’s parents, equally;
(d)    the Participant’s brothers and sisters, equally; or
(e)    the Participant’s executors or administrators.
Payment to such one or more persons shall completely discharge the Plan with respect to the amount so paid.
With respect to the Pension Benefit, for the period before a Participant commences payment under the Plan, the Participant may elect Designated Beneficiary(ies) but such election will expire upon the Participant’s election to commence payment of his Pension Benefit. In addition, during this pre-commencement period, if a Participant elects his Spouse as the Designated Beneficiary, then the Spouse must be the sole Designated Beneficiary. Upon a Participant’s election to commence payment of his Pension Benefit, the Participant must re-elect a Designated Beneficiary(ies) as part of such election. At this commencement election, if the Participant elects his Spouse as a Designated Beneficiary, in addition to such Spouse, other persons may also be elected as Designated Beneficiary(ies).
2.11     “Discount Rate” shall mean the thirty (30) year Treasury yield as published by the Department of Treasury for purposes of compliance with Code Section 417(e) determined for September of the calendar year prior to the calendar year in which a Participant Separates from Service provided that the maximum rate shall not exceed six percent (6%).
2.12    “Earnings” shall mean the total accumulated interest on a Participant’s Single-Sum Amount. Unless otherwise stated, Earnings accrue from the date as of which a Participant’s first installment is payable (ignoring for this purpose any Key-Employee Delay) until all of the Participant’s Single-Sum Amount (and monthly interest accretion thereon) has been paid.

Interest shall compound monthly based on the rate of interest accretion for each month and the unpaid portion of a Participant’s Single-Sum Amount (including any unpaid portion of any prior month’s interest accretion). The rate of such interest accretion for a month shall be the monthly equivalent of the per annum prime rate of interest published in the Wall Street Journal as the base rate on the corporate loans posted as of the last business day of each month by at least seventy-five percent (75%) of the United States largest banks as of the last business day of the month (or such other day of a month as the Administrative Committee may determine).
2.13    “Effective Date” of this amendment and restatement shall mean June 30, 2016.
2.14    “Employee” shall mean any person who is currently employed by an Employing Company.
2.15    “Employing Company” shall mean the Company and any affiliate or subsidiary of Southern Company which the Board of Directors may from time to time determine to bring under the Plan and any successor to them. The Employing Companies are set forth in Appendix A to the Plan, as amended from time to time.
2.16    “ESOP” shall mean The Southern Company Employee Stock Ownership Plan, as amended from time to time until it merged into the Savings Plan effective December 20, 2006.
2.17    “Expected Average Lifetime” shall mean the life expectancy of a Participant in months using the Table of Unisex Mortality Rates promulgated by the Internal Revenue Service for use to determine lump-sum payments from qualified pension plans in accordance with Code Section 417(e) as of the 2007 calendar year.
2.18    “Fresh Start Method” shall have the meaning set forth in Section 4.1(b)(2)(B)(i) of the Plan and is based on the Participant’s status as either a Pre-2016 Participant or a 2016 Participant.
2.19    “Fresh Start SCPP Offset” shall have the meaning set forth in Section 4.1(b)(2)(B)(iii) of the Plan and is based on the Participant’s status as either a Pre-2016 Participant or a 2016 Participant.
2.20    “Key Employee” shall have the meaning ascribed to the term “specified employee” under Code Section 409A(a)(2)(B)(i) and the regulations promulgated thereunder as it applies to a Participant. The Administrative Committee shall establish the time period required to determine key-employee status.
2.21    “Key-Employee Delay” shall mean the six (6) month delay in the commencement of benefits applicable to Key Employees pursuant to the requirements of Code Section 409A(a)(2)(B)(i) and the regulations promulgated thereunder.
2.22    “Modification Delay” shall mean the requirements permitting a change in time or form of payment as allowed under Code Section 409A(a)(4)(C) and the regulations promulgated thereunder.
2.23    “Non-Pension Benefit” shall mean the benefit described in Section 5.4.

2.24    “Participant” shall mean an Employee or former Employee of an Employing Company who is eligible and participates in the Plan pursuant to Sections 4.1 and 4.2 and is either a Pre-2016 Participant or a 2016 Participant..
2.25    “Pension Benefit” shall mean the benefit described in Section 5.1 for a given Participant and as the context requires is based on either the Pre-2016 Benefit Formulas or the 2016 Benefit Formula.
2.26    “Pension Plan” shall mean The Southern Company Pension Plan, as amended from time to time.
2.27    “Phantom Common Stock” shall mean the Common Stock in which a Participant is deemed to invest his Non-Pension Benefit as if such Common Stock had been purchased upon contribution to the Savings Plan and/or the ESOP, as the case may be.
2.28    “Plan” shall mean The Southern Company Supplemental Benefit Plan, as amended and restated as of June 30, 2016 and as may be amended from time to time thereafter.
2.29    “Plan Year” shall mean the calendar year.
2.30    “Purchase Price” shall mean for purposes of deemed purchases of Phantom Common Stock the following: (a) with respect to the Savings Plan, the purchase price of a share of the Common Stock under the Savings Plan as of the applicable Valuation Date; (b) with respect to any investment of dividends attributable to Phantom Common Stock in either the Savings Plan or the ESOP, the dividend reinvestment price of a share of the Common Stock under the Savings Plan as of the applicable Valuation Date; and (c) with respect to the ESOP, the price at which a share of Common Stock is purchased with regard to a contribution made for each applicable Plan Year.
2.31    “Sales Price” shall mean the closing price on any trading day of a share of Common Stock based on consolidated trading as defined by the Consolidated Tape Association and reported as part of the consolidated trading prices of New York Stock Exchange listed securities.
2.32    “Savings Plan” shall mean The Southern Company Employee Savings Plan, as amended from time to time.
2.33    “Separation from Service” shall have the meaning ascribed to this term under Code Section 409A(a)(2)(A)(i) and the regulations promulgated thereunder. For this purpose, Separation from Service shall include a permanent decrease in the level of bona fide services performed by the Participant after a certain date to a level that is twenty percent (20%) or less of the average level of bona fide services performed by the Participant over the immediately preceding thirty-six (36) month period.
2.34    “Single-Sum Amount” shall mean the discounted value of the Pension Benefit based on a single life annuity form of benefit payable for an Expected Average Lifetime calculated using the Discount Rate. This Single-Sum Amount calculation shall be determined effective as of the first installment to be made under Section 5.2 (ignoring for this purposes any

Key-Employee Delay) taking into account the following: (a) reductions for charges related to any Qualified Pre-retirement Survivor Annuity form of benefit under the Pension Plan shall not apply; and (b) the Pension Benefit and Expected Average Lifetime shall be based on the Participant’s age as of such first installment date.
2.35    “Southern Board” shall mean the board of directors of Southern Company.
2.36    “Southern Company” shall mean Southern Company, its successors and assigns.
2.37    “Total Disability” shall mean a total disability as determined by the Social Security Administration and meeting the requirements of Code Section 409A(a)(2) and the regulations promulgated thereunder.
2.38    “Trust” shall mean the Southern Company Deferred Compensation Trust.
2.39    “Valuation Date” shall mean each trading day of the New York Stock Exchange, or any successor national exchange on which the Common Stock is traded and with respect to which a Sales Price may be determined.
2.40    “Pre-2016 Benefit Formulas” shall have the meaning in effect under the Pension Plan prior to January 1, 2016.
2.41    “2016 Benefit Formula” shall have the meaning in effect under the Pension Plan on and after January 1, 2016.
2.42    “Pre-2016 Participant” shall mean a Participant accruing a Pension Benefit under this Plan and Retirement Income under the Pension Plan under the Pre-2016 Benefit Formulas.
2.43    “2016 Participant” shall mean a Participant accruing a Pension Benefit under this Plan and Retirement Income under the Pension Plan under the 2016 Benefit Formula
Where the context requires, the definitions of all terms set forth in the Pension Plan, the ESOP, the Savings Plan, and the Deferred Compensation Plan shall apply with equal force and effect for purposes of interpretation and administration of the Plan, unless said terms are otherwise specifically defined in the Plan. The masculine pronoun shall be construed to include the feminine pronoun and the singular shall include the plural, where the context so requires.
ARTICLE III -   ADMINISTRATION OF PLAN
3.1    Administrator. Effective May 31, 2007, the general administration of the Plan shall be placed in the “Committee” which shall consist of the Benefits Administration Committee, the members of which shall be appointed from time to time by the Fiduciary Oversight Committee of the Board of Directors. The Committee shall govern itself in accordance with the terms of the Charter for the Benefits Administration Committee approved by the Fiduciary Oversight Committee of the Board of Directors.

3.2    Powers.
(a)    The Administrative Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan more particularly set forth herein. It shall have the discretion to interpret the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan. Any such determination by it shall be conclusive and binding on all persons. The Administrative Committee shall be the agent for the service of process.
(b)    If a claim for benefits under the Plan is denied, in whole or in part, the Administrative Committee will provide a written notice of the denial within a reasonable period of time, but not later than 90 days after the claim is received. If special circumstances require more time to process the claim, the Administrative Committee will issue a written explanation of the special circumstances prior to the end of the 90-day period and a decision will be made as soon as possible, but not later than 180 days after the claim is received.
The written notice of claim denial will include:

•	Specific reasons why the claim was denied;

•
Specific references to applicable provisions of the Plan document or other relevant records or papers on which the denial is based, and information about where a Participant or his or her Designated Beneficiary may see them;

•	A description of any additional material or information needed to process the claim and an explanation of why such material or information is necessary;

•
An explanation of the claims review procedure, including the time limits applicable to such procedure, as well as a statement notifying the Participant or his or her Designated Beneficiary of their right to file suit if the claim for benefits is denied, in whole or in part, on review.

Upon request, a Participant or his or her Designated Beneficiary will be provided without charge, reasonable access to, and copies of, all non-confidential documents that are relevant to any denial of benefits. A claimant has 60 days from the day he or she receives the original denial to request a review. Such request must be made in writing and sent to the Administrative Committee. The request should state the reasons why the claim should be reviewed and may also include evidence or documentation to support the claimant’s position.
The Administrative Committee will reconsider the claimant’s claim, taking into account all evidence, documentation, and other information related to the claim and submitted on the claimant’s behalf, regardless of whether such information was submitted or considered in the initial denial of the claim. The Administrative Committee will make a decision within 60 days. If special circumstances require more time for this process, the claimant will receive written explanation of the special circumstances prior to the end of the initial 60-day period and a decision will be sent as soon as possible, but not later than 120 days after the Administrative Committee receives the request.
No legal action to receiver benefits or enforce or clarify rights under a Plan can be commenced until the Participant or his or her Designated Beneficiary has first exhausted the claims and review procedures provided under the Plan.
(c)    The Administrative Committee may adopt such regulations as it deems desirable for the conduct of its affairs. It may appoint such accountants, counsel, actuaries, specialists, and other persons as it deems necessary or desirable in connection with the administration of this Plan.
3.3    Duties of the Administrative Committee.
(a)    The Administrative Committee is responsible for the daily administration of the Plan. It may appoint other persons or entities to perform any of its fiduciary functions. The Administrative Committee and any such appointee may employ advisors and other persons necessary or convenient to help it carry out its duties, including its fiduciary duties. The Administrative Committee shall have the right to remove any such appointee from his position. Any person, group of persons, or entity may serve in more than one fiduciary capacity.
(b)    The Administrative Committee shall maintain accurate and detailed records and accounts of Participants and of their rights under the Plan and of all receipts, disbursements, transfers, and other transactions concerning the Plan. Such accounts, books, and records relating thereto shall be open at all reasonable times to inspection and audit by persons designated by the Administrative Committee.
(c)    The Administrative Committee shall take all steps necessary to ensure that the Plan complies with the law at all times. These steps shall include such items as the preparation and filing of all documents and forms required by any governmental agency; maintaining of adequate Participants’ records; recording and transmission of all notices required to be given to Participants and their Designated Beneficiaries; the receipt and dissemination, if required, of all reports and information received from an Employing Company; securing of such fidelity bonds as may be required by law; and doing such other acts necessary for the proper administration of the Plan. The Administrative Committee shall keep a record of all of its proceedings and acts, and shall keep all such books of account, records, and other data as may be necessary for proper administration of the Plan.
3.4    Indemnification. The Employing Companies shall indemnify the Administrative Committee against any and all claims, losses, damages, expenses, and liability arising from an action or failure to act, except when the same is finally judicially determined to be due to gross negligence or willful misconduct. The Employing Companies may purchase at their own expense sufficient liability insurance for the Administrative Committee to cover any and all claims, losses, damages, and expenses arising from any action or failure to act in connection with the execution of the duties as Administrative Committee. No member of the Administrative Committee who is also an Employee of the Employing Companies shall receive any compensation from the Plan for his services in administering the Plan.

ARTICLE IV -   ELIGIBILITY
4.1    Eligibility Requirements.
(a)    All Employees who are determined eligible to participate in accordance with Section 4.2 and who meet one or more of the following criteria shall be eligible to receive benefits under the Plan: (1) subject to Section 4.1(b) below, those whose benefits under the Pension Plan are limited by the limitations set forth in Code Sections 401(a)(17), 415 or 401(a)(4), (2) those whose matching contribution by their Employing Company to the Savings Plan are limited by limitations set forth in Code Sections 401(a)(17), 401(k), 401(m), 402(g) or 415, or (3) those whose contributions by their Employing Company to the ESOP (until its merger into the Savings Plan effective December 20, 2006) are limited by the limitations set forth in code Sections 401(a)(17) or 415.
(b)    (1) Effective January 2, 2017, Employees who are 2016 Participants and become eligible to participate in the Plan pursuant to Section 4.2 shall be eligible to receive a Pension Benefit solely based on the 2016 Benefit Formula. Subject to Section 4.1(b)(2) below, all other Employees who are Pre-2016 Participants and become eligible to participate in the Plan pursuant to Section 4.2 shall receive a Pension Benefit based on the Pre-2016 Benefit Formulas including certain Participants who first enter the Plan as of January 1, 2017.
(2)    Notwithstanding Section 4.1(b)(1) above, re-hired former Employees shall have the following rights to a Pension Benefit under the Plan:
(A)    If a current or former Employee waives participation in the Pension Plan, such waiver will also preclude participation in this Plan.
(B)    Subject to Section 5.2(g), a former Employee who is re-hired and becomes a Participant in the Plan shall be eligible to accrue a new and separate Pension Benefit whether or not such Employee previously had a vested right to a Pension Benefit based on the following terms:
(i)    only “earnings” as defined in Section 5.1(b) and Accredited Service earned after the Employee is re-hired shall be taken into account when calculating such re-hired Employee’s new and separate Pension Benefit (“Fresh Start Method”).
(ii)    the Pension Benefit accrued under Subsection (B)(i) above shall be payable in the form required by the Plan irrespective of how any prior accrued Pension Benefit is being or will be paid to the Participant; and
(iii)    with respect to the Retirement Income that is paid or is payable under the terms of the Pension Plan which is taken into account as an offset to the Pension Benefit payable under Article V of this Plan, only the “earnings” as defined in Section 5.1(b) and Accredited Service earned pursuant to Subsection (B)(i) above shall be used to calculate the Retirement Income offset amount to be factored in when such re-hired

Employee subsequently Separates from Service with a new and separate accrued Pension Benefit (“Fresh Start SCPP Offset”).
(c)    Notwithstanding Subsection (b)(2)(B) above, a former Employee who received a cash out of his/her vested Pension Benefit upon a previous Separation from Service and who was subsequently re-hired and became a Participant prior to January 1, 2016 and also became a participant in the Southern Company Supplemental Executive Retirement Plan (“SERP”) prior to January 1, 2016, and who is eligible for a benefit from the SERP upon subsequent Separation from Service, shall have his/her new and separate accrued Pension Benefit determined by the “Aggregate Method with Offset” which is defined to mean the greater of (i) the Pension Benefit based on Accredited Service and “earnings” as defined in Section 5.1(b) of the Plan earned before the initial Separation from Service, plus the Pension Benefit based on Accredited Service and “earnings” as defined in Section 5.1(b) of the Plan earned pursuant to Subsection (B)(i) above, minus the Pension Benefit already received in the cash out payment, or (ii) the Pension Benefit based on all Accredited Service and “earnings” as defined in Section 5.1(b) under the Pension Plan, minus the Pension Benefit already received in the cash out payment.
4.2    Determination of Eligibility. The Administrative Committee shall determine which Employees are eligible to participate. Upon becoming a Participant, an Employee shall be deemed to have assented to the Plan and to any amendments hereafter adopted. The Administrative Committee shall be authorized to rescind the eligibility of any Participant if necessary to ensure that the Plan is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees under the Employee Retirement Income Security Act of 1974, as amended. In addition, a Participant shall not be eligible for a Pension Benefit under the Plan unless such Participant shall be entitled to a vested benefit under the Pension Plan. If an Employee who was employed by Mirant Corporation (f/k/a Southern Energy, Inc.) (“Mirant”) or an affiliate thereof on or after April 2, 2001 is thereafter employed by an Employing Company, he shall be treated the same as a new hire and none of his service with Mirant shall be considered as Accredited Service under Section 5.1.
ARTICLE V -   BENEFITS
5.1    Pension Benefit.
(a)    Each Pre-2016 Participant and 2016 Participant shall be entitled to a Pension Benefit calculated under either the Pre-2016 Benefit Formulas or the 2016 Benefit Formula, as applicable, equal to that portion of the Retirement Income under the Pension Plan which is not payable under the Pension Plan as a result of the limitations imposed by Code Sections 401(a)(17) and 415(b). The Pension Benefit shall be determined when the Participant commences such Pension Benefit in accordance with Section 5.2 or 5.3, as the case may be, taking into account the Retirement Income then payable under the Pension Plan regardless of whether the Participant commences his Retirement Income at that time under the Pension Plan. For a rehire on or after January 2, 2017, the Retirement Income used to calculate the Pension Benefit should be determined in accordance with Section 5.2(g).

(b)    For purposes of this Section 5.1, the Pension Benefit of a Participant shall be calculated based on the Participant’s “earnings” that are defined under the Pension Plan, as modified below, without regard to the limitations of Section 401(a)(17) of the Code. For purposes of determining such “earnings,” all incentive pay earned while he is an Employee under any annual group incentive plans, as defined in Section 4.2 of the Pension Plan, shall be considered, provided such incentive award was earned on or after January 1, 1994. However, incentive pay shall only be included in a Pre-2016 Participant’s “earnings” for purposes of calculating such Pre-2016 Participant’s Pension Benefit using the 1.25% formula described in Section 4.2 of the Pension Plan.
5.2    Distribution of Pension Benefits.
(a)    General Rule.
Subject to the transition rules set forth in Section 5.3, effective for Participants who have not commenced their Pension Benefit on or before March 1, 2007, the Pension Benefit, as determined in accordance with Section 5.1, shall be converted to a Single-Sum Amount and paid in ten (10) annual installments commencing in all events on or after January 1, 2008. The first installment shall be derived from the Single-Sum Amount plus Earnings, if any, divided by ten (10). Subsequent annual installments shall be an amount equal to the Participant’s unpaid Single-Sum Amount plus Earnings divided by the number of remaining annual payments.
(b)    Payment of Installments after Retirement.
(1)    Commencement of Installment Payments. With respect to a Participant who retires under the terms of the Pension Plan, the first annual installment shall be paid as of the first day of the second full calendar month following the Participant’s Separation from Service but not sooner than January 1, 2008. Notwithstanding the foregoing, if a Participant is a Key-Employee, such Participant shall be subject to the Key-Employee Delay and the first installment payment shall be as of the first day of the seventh full calendar month following the Participant’s Separation from Service.
(2)    Subsequent Nine Installment Payments. One additional installment, until ten (10) are paid in total, shall be paid as of each anniversary of the date the initial payment was made. For a Participant who is a Key Employee, the anniversary date of the initial payment will be deemed to be the date the first payment would have been made had the Key-Employee Delay not applied. The second through the tenth installments will be paid on the anniversary of this deemed initial payment date.
(c)    Death of Participant.
(1)    Death After Retirement. If a retirement-eligible Participant dies after Separation from Service but before receiving all ten (10) installments, the remaining installment payments shall be paid to the Designated Beneficiary of the Participant at the same times and in the same amounts that the Participant would have received if the Participant had not died. Notwithstanding the foregoing, if a retired Key Employee dies during the Key-Employee Delay and before receiving the first installment, then the first installment shall be paid to the Designated Beneficiary as of the beginning of the second full calendar month following the death of the Participant or as soon as practical thereafter.
(2)    Death Before Retirement. If a Participant dies on or after March 1, 2007 and prior to July 1, 2017, while actively employed and has a vested benefit in the Pension Plan, one-hundred percent (100%) of the Single-Sum Amount determined in accordance with Section 5.2(a) above shall be paid to the Participant’s Provisional Payee, if any, in ten (10) annual installments commencing in all events on or after January 1, 2008. Such installments shall be determined and payable as if the Participant survived to his fiftieth (50th) birthday, or actual date of death if later, and Separated from Service. If such a Provisional Payee dies simultaneously with or after the Participant but before receipt of all installments, the remaining payments shall be paid to the Participant’s Designated Beneficiary.
If a Participant dies on or after July 1, 2017, with a vested benefit in the Pension Plan, refer to Section 5.2(f).
(d)    FICA Tax Adjustment. A payment in addition to the ten (10) installments described in Section 5.2(a) shall be made from the remaining Single-Sum Amount which payment shall be based on the following adjustments as permitted under Code Section 409A and the regulations promulgated thereunder: (1) the amount necessary to pay the tax due under the Federal Insurance Contributions Act (“FICA”) with respect to the accrued Pension Benefit determined upon retirement (or such other appropriate “resolution date” as defined under Treasury Regulation Section 31.3121(v)(2)); and (2) the amount estimated to pay the Federal and State income tax withholding liability due on the amount paid in subsection (1) plus the Federal and State income tax withholding liability due on the amount paid in this subsection (2).
(e)    Participants Who Terminate with Vested Benefits.
(1)    General Rule. With respect to a Participant who Separates from Service on or after March 1, 2007, who is not eligible to retire under Article III of the Pension Plan, but who is vested in his Retirement Income under Section 8.1 of the Pension Plan, notwithstanding anything to the contrary, such Participant shall receive a Pension Benefit in the form of a single payment made as of September 1 of the calendar year following the calendar year of termination from employment equal to (A) divided by (B) below:
(A)    The Single-Sum Amount determined as if the Participant’s first installment date was to be coincident with his Normal Retirement Date.
(B)    The sum of one (1) plus the Discount Rate raised to a power equal to the number of years and months between the Participant’s Normal Retirement Date and the September 1 of the calendar year following the calendar year of termination from employment.
For the avoidance of doubt, the Discount Rate used for this calculation is to be the Discount Rate applicable for the calendar year the Participant Separates from Service.

(2)    Death Benefits. With respect to a Participant to which this Section 5.2(e) applies, if such a Participant dies after Separation from Service but prior to payment in accordance with Section 5.2(e)(1) above and prior to July 1, 2017, the Provisional Payee, if any, shall receive the single payment provided in Section 5.2(e)(1) above at the same time the Participant would have received such payment if he had not died.
If such a Participant dies on or after July 1, 2017, refer to Section 5.2(f).
(f)    Designated Beneficiary Death Benefit on and after July 1, 2017.
(1)    If a Participant dies on or after July 1, 2017, while in active service or after Separation from Service with a vested Pension Benefit in this Plan, and
(A)    if such Participant is a Pre-2016 Participant, and (i) he has elected his Spouse as his sole Designated Beneficiary, such Spouse shall receive 100% of the Single-Sum Amount, or (ii) he has elected a Designated Beneficiary(ies) which is not his Spouse, such Designated Beneficiary(ies) shall receive 50% of the Single-Sum Amount with an equal portion of such Single-Sum Amount payable to each such living Designated Beneficiary, or
(B)    if such Participant is a 2016 Participant, the Designated Beneficiary(ies) (whether or not the Spouse) shall receive 50% of the Single-Sum Amount with an equal portion of such Single-Sum Amount payable to each such living Designated Beneficiary.
(2)    The Single-Sum Amount described in Section 5.2(f)(1) above is payable to the Designated Beneficiary(ies) on the first of the month following the date of the Pre-2016 Participant’s or the 2016 Participant’s death. The benefit will be payable as soon as administratively feasible after the Designated Beneficiary(ies) have been confirmed and located.
(3)    If a Pre-2016 Participant or a 2016 Participant dies while in active service and prior to age 50, the Single-Sum Amount described in Section 5.2(f)(1) above is calculated as (A) divided by (B) below:
(A)    The Single-Sum Amount determined as if the Participant survived to his fiftieth (50th) birthday and Separated from Service.
(B)    The sum of one (1) plus the Discount Rate raised to a power equal to the number of years and months between the first of the second month following the Participant’s 50th birthday and the first of the month following the Participant’s date of death.
(4)    If a Pre-2016 Participant or a 2016 Participant dies after Separation from Service but prior to payment in accordance with Section 5.2(e)(1) above, the Single-Sum Amount described in Section 5.2(f)(1) above is calculated as (A) divided by (B) below:

(A)    The Single-Sum Amount determined as if the Participant’s first installment date was to be coincident with his Normal Retirement Date
(B)    The sum of one (1) plus the Discount Rate raised to a power equal to the number of years and months between the Participant’s Normal Retirement Date and the first of the month following the Participant’s date of death.
With respect to Section 5.2(f)(1) above, for the avoidance of doubt, the Participant may either elect his Spouse as his sole Designated Beneficiary or may elect Designated Beneficiary(ies) none of which is the Spouse.
(5)    A Participant that has Separated from Service, is retirement eligible and has at least one annual installment payment as provided in Section 5.2(b) of the Plan left to be paid, unpaid annual installments otherwise payable to the Participant (not to exceed on a collective basis a total of 10) shall be paid to the Participant’s Designated Beneficiary(ies) (which for the avoidance of doubt may be the Spouse and/or any other Beneficiary(ies)). If a Participant fails to elect a Designated Beneficiary(ies) on a form acceptable to the Retirement Board, the Pension Benefit under this Section 5.2(f) shall be paid to the default Beneficiaries described in Section 2.10.
(g)     Treatment of Re-hired Employees on and after January 2, 2017.
(1)    A Participant that is rehired and whose benefit is either suspended under the Pension Plan or has not commenced being paid his Retirement Income under the Pension Plan will have his Pension Benefit calculated (A) using the “Fresh Start Method” with “Fresh Start SCPP Offset” and (B) in accordance with the Participant’s status as either a Pre-2016 Participant or a 2016 Participant.
(2)    A Participant that is rehired by an Employing Company and previously received his entire Retirement Income in the Pension Plan in the form of a lump sum distribution shall have his Pension Benefit calculated (A) using the “Fresh Start Method” and (B) in accordance with the Participant’s status as either a Pre-2016 Participant or a 2016 Participant.
5.3    Code Section 409A Transition Election and Other Related Rules Applicable to Pension Benefit.
(a)    Election General Rules.
At a time and in a manner prescribed by the Administrative Committee, Participants who are actively employed on March 1, 2007, shall be eligible to make an election to receive Pension Benefits in the form described in Section 5.2(a) or in the form described in Section 5.3(c) below. In the event a Participant designated in accordance with the preceding sentence fails to make such election for any reason, including but not limited to death, such Participant’s Pension Benefit shall be in the form described in Section 5.2(a).

(b)    Transitioning Participants Electing Installments. The following provisions apply to Participants described in Section 5.3(a) who have elected the form of payment described in Section 5.2(a) or are deemed to have made such election.
(1)    General Rules. The first installment payment shall commence as of January 1, 2008 or later and shall otherwise be paid in accordance with Section 5.2(b). If a Participant commences payment of Pension Benefits in conjunction with his benefit under the Pension Plan prior to January 1, 2008, such Pension Benefit shall be payable for the remainder of 2007 in monthly increments starting at the same time and payable in the same form elected by the Participant under the Pension Plan. With respect to a Participant subject to the preceding sentence, the Participant’s Single-Sum Amount shall be computed as of the first day of the second full calendar month following the Participant’s Separation from Service and shall be decreased by any monthly benefits actually paid to the Participant or a Provisional Payee and increased by Earnings. For the avoidance of doubt, a Participant subject to this Section 5.3(b)(1) whose Pension Benefit payments start prior to January 1, 2008, will receive his first installment on January 1, 2008 and subsequent installments will be paid as of the next nine anniversaries of that payment.
(2)    Installment Payment Commencement for Key Employees. If a Participant to which Section 5.3(b) applies is a Key Employee, such Participant shall be subject to the Key-Employee Delay and the first installment payment made in accordance with Section 5.3(b)(1) shall be as of the first day of the seventh full calendar month following the Participant’s Separation from Service but in no event earlier than as of January 1, 2008. If such a Key Employee retires in 2007 and commences his Pension Benefit in conjunction with his benefit under the Pension Plan before 2008, such Key Employee’s Pension Benefit shall be paid in monthly increments starting at the same time and payable in the same form elected by the Participant under the Pension Plan until his first installment is paid in accordance with the preceding sentence. Under no circumstances are payments of Pension Benefits made in conjunction with the Pension Plan commencing in 2007 subject to the Key-Employee Delay. For the avoidance of doubt, a Participant subject to this Section 5.3(b)(2) whose Pension Benefit payments start prior to 2008 shall receive his first installment as of the later of January 1, 2008 or the first day of the calendar month following the applicable Key-Employee Delay; subsequent installments will be paid as of the first day of the next nine calendar years.
(3)    Death of Participant.
(A)    Death Before Retirement. The provisions of Section 5.2(c)(2) apply to a Participant described in this Section 5.3(b) who dies while actively employed. The Provisional Payee of such a Participant who dies prior to December 1, 2007 and could have commenced payments in 2007 shall receive prior to the first installment a survivor benefit in accordance with the form of benefit elected by the Participant or deemed elected under the Pension Plan as applicable. Thereafter, the Provisional Payee shall receive the installment payments the Participant would have received under Section 5.3(b)(1).

(B)    Death After Retirement. The provisions of Section 5.2(c)(1) apply to a Participant described in this Section 5.3(b) who is retirement eligible and dies after Separation from Service. However, the Provisional Payee of any Participant who commences Pension Benefits in 2007 in conjunction with his benefit under the Pension Plan and who dies during 2007 prior to payment of his first installment shall receive prior to such first installment a survivor benefit in accordance with the form of benefit elected by the Participant or deemed elected under the Pension Plan as applicable. Thereafter, installment payments that the Participant would have received shall be paid to the Participant’s Designated Beneficiary.
(c)    Transitioning Participants Electing Annuity Forms. The following rules apply to Participants described in Section 5.3(a) who have elected the annuity form of payment. The election provided for in subparagraph (1) below shall be subject to the provisions of subparagraphs (2)-(5), as applicable.
(1)    General Rule. If determined eligible to do so by the Administrative Committee, at a time and in a manner determined by the Administrative Committee during 2007, such a Participant may elect to receive his Pension Benefit in the form of a single life annuity, 50% joint and survivor annuity, 100% joint and survivor annuity, 50% joint and survivor annuity with pop-up, or 100% joint and survivor annuity with pop-up (and with respect to SEPCO Employees those other forms available under the Pension Plan except any form coordinated with payment of Social Security benefits). In the event that such a Participant elects an annuity but fails to designate a form, such Participant shall be deemed to have designated a single life annuity. These annuity forms shall be as described in the Pension Plan and if a form other than a single life annuity is selected, the Pension Benefit payable will be adjusted as described in the Pension Plan. Payments shall commence as of the first day of the first full calendar month following the Participant’s Separation from Service.
The Participants who have elected the form of payment described in this Section 5.3(c) shall receive an additional payment equal to (A) and (B) below. Subsequent payments shall be adjusted as provided in subsection (C) below as permitted under Code Section 409A and the regulations promulgated thereunder.
(A)    The amount necessary to pay the tax due under the Federal Insurance Contributions Act (FICA) with respect to the accrued Pension Benefit determined in accordance with the requirements under Treasury Regulation Section 31.3121(v)(2) upon retirement (or such other appropriate “resolution date” as defined under Treasury Regulation Section 31.3121(v)(2)) calculated in accordance with Section 5.1;
(B)    The amount estimated to pay the Federal and State income tax withholding liability due on the amount paid under subsection (A) above plus the amount of Federal and State income tax withholding liability due on the amount paid under this subsection (B); and

(C)    An adjusted monthly benefit determined in a manner and on an actuarially equivalent basis in accordance with the methodology and assumptions used to calculate the tax due under subsection (A) above which takes into account the amounts paid under subsections (A) and (B) above and the form of benefit elected by the Participant.
(2)    Form of Annuity.
(A)    Pre-2008 Commencement. Notwithstanding Section 5.3(c)(1), if a Participant to which this Section 5.3(c) applies retires in 2007 and commences receipt of his Pension Benefit in conjunction with his benefit under the Pension Plan before January 1, 2008, the Participant’s Pension Benefit shall be payable only in the form elected under the Pension Plan and shall be calculated using the same annuity form of payment factors as provided for under the terms of the Pension Plan as in effect during 2007.
(B)    Post-2007 Commencement. A Participant described in the first full paragraph of Section 5.3(c)(1) who has not commenced payment of his Pension Benefit prior to 2008 may change the form of payment previously elected to another permitted form described in that paragraph (plus may instead elect a 75% joint and survivor annuity or a 75% joint and survivor annuity with pop-up) at a time and in a manner prescribed by the Administrative Committee. If the form of payment is changed, the Pension Benefit payable pursuant to the original election will be actuarially adjusted using the Actuarial Basis to reflect the new form selected.
(3)    Key Employee Rules. If a Participant to which this Section 5.3(c) applies is a Key Employee and the commencement date of his Pension Benefit is on or after January 1, 2008, such Participant will be subject to the Key-Employee Delay and shall receive a lump-sum payment as of the first day of the seventh full month following the Participant’s Separation from Service in an amount equal to six (6) monthly payments due to the Participant under the Plan, plus the monthly payment then due to the Participant for the seventh month. Thereafter, the appropriate monthly benefit shall be paid to the Key Employee and his Provisional Payee, if any. If such a Participant is a Key Employee and the commencement date of his Pension Benefit is before January 1, 2008, the Pension Benefit shall be paid in accordance with Section 5.3(c)(2)(A); the Key-Employee Delay will not apply. If a Key Employee dies during the Key-Employee Delay, the Designated Beneficiary shall receive any benefits that would have been paid if there were no Key-Employee Delay up to the date of death as of the first of the month following the Participant’s death or as soon as practicable thereafter. Interest shall not be added to such benefits. In addition, if such deceased Key Employee elected a form of payment providing for payment to continue to a Provisional Payee pursuant to Section 5.3(c)(1), subject to Section 5.3(c)(2), those payments will begin as of the first of the month following such Key Employee’s death or as soon as practicable thereafter.

(4)    Death of Participant.
(A)    Death After Retirement. If a retirement-eligible Participant to which Section 5.3(c)(1) applies dies after Separation from Service, such Participant’s Provisional Payee, if any, shall receive monthly payments for the remainder of the Provisional Payee’s life based on the annuity form of payment the Participant elected or is deemed to have elected pursuant to Section 5.3(c)(1), subject to Section 5.3(c)(2). Such Payments will commence as of the first of the month following such Participant’s death or as soon as practicable thereafter.
(B)    Death Before Retirement. If a Participant to which Section 5.3(c) applies dies while actively employed and has a vested benefit in the Pension Plan, then Section 5.2(c)(2) shall apply.
(5)    QPSA Charges Waived. Any benefit paid in accordance with this Section 5.3(c) shall be calculated without regard to the charge associated with any Qualified Pre-retirement Survivor Annuity form elected.
(d)    Inactive Employee Transition Election. In the event a Participant has Separated from Service prior to March 1, 2007, has deferred commencement until after March 1, 2007, and is eligible to receive a benefit under the Pension Plan on or before January 1, 2008, such Participant must make an election in accordance with Section 5.3(a) at a time and in a manner prescribed by the Administrative Committee and must commence payment by no later than January 1, 2008. The requirements of Section 5.3(b) or Section 5.3(c) (ignoring the fact that the Participant previously incurred a Separation from Service) apply as the case may be based on the Participant’s ultimate election under Section 5.3(a). If a Participant dies before making an election under this Section 5.3(a), Pension Benefit payments shall be made consistent with Section 5.3(b)(3)(B) if the Participant dies prior to making his election to commence his Pension Benefit in conjunction with the commencement of his benefit under the Pension Plan or shall be made consistent with Section 5.3(c)(4)(A) if made after making his election to commence his Pension Benefit in conjunction with the commencement of his benefit under the Pension Plan.
(e)    Survivor Benefits in the case of Pre-effective Date Deaths. If a Participant died prior to March 1, 2007 while actively employed and had a vested benefit in the Pension Plan, the Provisional Payee, if any, shall receive the form of benefit provided under the Pension Plan commencing the first of the month following the date the Participant would have attained age 50.
(f)    Participants Who Terminate with Vested Benefits.
(1)    General Rule. With respect to a Participant who Separated from Service before March 1, 2007, who was not eligible to retire under Article III of the Pension Plan before January 1, 2008, but who was vested in his Retirement Income under Section 8.1 of the Pension Plan, notwithstanding anything to the contrary, such Participant shall receive a Pension Benefit in the form described in Section 5.2(e)(1) paid as of September 1, 2008 based on a Discount Rate determined as of September 2006.

(2)    Death Benefits. With respect to a Participant to which this Section 5.3(f) applies, if such a Participant dies prior to payment in accordance with Section 5.3 (f)(1) above, the Provisional Payee, if any, shall receive the single payment provided in Section 5.3(f)(1) the first of the month following the date the Participant would have attained age 50.
5.4    Non-Pension Benefit.
(a)    A Participant shall be entitled to a Non-Pension Benefit which is determined under this Section 5.4. An Account shall be established for the Participant as of his initial Plan Year of participation in the Plan. Each Plan Year, such Account shall be credited with an amount equal to the matching contribution amount that his Employing Company is prohibited from contributing to the Savings Plan on behalf of the Participant as a result of the limitations imposed by Sections 401(a)(17), 401(k), 401(m), 402(g), or 415(c) of the Code.
(b)    (1) For purposes of this Section 5.4, for the period prior to January 1, 2009, the Non-Pension Benefit of a Participant shall be calculated based on the Participant’s compensation that would have been considered in calculating contributions to his accounts under the Savings Plan and ESOP without regard to the limitations of Section 401(a)(17) or Section 402(g) of the Code including any portion of his compensation he may have elected to defer under the Deferred Compensation Plan, but with respect to only the Savings Plan excluding incentive pay he deferred under the Deferred Compensation Plan.
(2)    For purposes of this Section 5.4, for the period on and after January 1, 2009 and prior to January 1, 2010, the Non-Pension Benefit of a Participant shall be calculated based on the Participant’s compensation including base compensation deferred into the Deferred Compensation Plan that would have been considered in calculating contributions to his accounts under the Savings Plan; provided that with respect to deferred base compensation, such deferrals shall only be taken into account once the Code Section 401(a)(17) limit is reached in the Savings Plan and only such deferred base compensation which is deferred after the Code Section 401(a)(17) limit is reached shall be taken into account for this purpose. All other deferred base compensation shall be disregarded. In addition, incentive pay a Participant defers into the Deferred Compensation Plan shall not be taken into account.
(3)    For purposes of this Section 5.4, for the period on and after January 1, 2010, the Non-Pension Benefit of a Participant shall be calculated based on the Participant’s compensation that would have been considered in calculating contributions to his accounts under the Savings Plan without regard to the limitation of Section 401(a)(17) of the Code.
(c)    The Non-Pension Benefit of the Participant shall be deemed to be invested in Phantom Common Stock. On each such date of investment, a Participant’s Account shall be credited with the number of shares (including fractional shares) of Phantom Common Stock which could have been purchased on such date, based upon the Common Stock’s Purchase Price. As of the date upon which occurs the payment of dividends on the Common Stock, if any, there shall be credited with respect to shares of Phantom Common Stock in the Participant’s Account on the applicable dividend record date, such additional shares (including fractional shares) of Phantom Common Stock as follows:
(1)    In the case of cash dividends, such additional shares as could be purchased at the Purchase Price with the dividends which would have been payable if the credited shares had been outstanding;
(2)    In the case of dividends payable in property other than cash or Common Stock, such additional shares as could be purchased at the Purchase Price with the fair market value of the property which would have been payable if the credited shares had been outstanding; or
(3)    In the case of dividends payable in Common Stock, such additional shares as would have been payable on the credited shares if they had been outstanding.
(d)    As soon as practicable (but within the period required by Code Section 409A taking into account the period allowed for excess plans under Treasury Regulation Section 1.409A-2(a)(7)(iii)) following the first day of his eligibility to have benefits credited to his Account, a Participant shall designate in a form to be prescribed by the Administrative Committee the method of payment of his Account, which shall be the payment of a single lump sum or a series of annual installments not to exceed twenty (20). If the Participant fails to designate a method of payment, the form shall be a single lump sum. The method of distribution initially designated by a Participant (or the deemed form as the case may be) shall not be revoked and shall govern the distribution of a Participant’s Account, except that such method of distribution may be modified by the Participant but only if such modification meets the requirements of a Modification Delay. Each Participant, his Designated Beneficiary, and legal representative shall be bound as to any action taken pursuant to the method of distribution elected by a Participant and the terms of the Plan.
(e)    Effective November 16, 2009, the Participants set forth on Appendix B shall be entitled to the Non-Pension Benefit amount listed therein for such Participants.
5.5    Distribution of Non-Pension Benefits.
(a)    In the event a Participant elects to receive the distribution of his Account in a lump sum, such payment shall be made as soon as reasonably practicable but not later than seventy-five (75) days after Separation from Service. As permitted under Code Section 409A and the regulations promulgated thereunder the tax due under the Federal Insurance Contributions Act under Treasury Regulation Section 31.312(v)(2) shall be withheld from this payment or from the Participant’s Account, as necessary. Notwithstanding the foregoing, if a Participant is a Key Employee, such Participant shall be subject to the Key-Employee Delay and the payment of the lump sum following Separation from Service shall be as of the beginning of the seventh full calendar month.
(b)    In the event a Participant elects to receive the distribution of his Account in annual installments, the first payment shall be made as soon as practicable but not later than seventy-five (75) days following his Separation from Service. The first installment shall equal the market value of any shares of Phantom Common Stock (and fractions thereof) credited to said Participant’s Account based on the Sales Price first deducting as permitted under Code Section 409A and the regulations promulgated thereunder the amount calculated as the tax due under the Federal Insurance Contributions Act under Treasury Regulation Section 31.3121(v)(2), second dividing the resulting number by the number of annual installment payments, and finally summing such tax calculated and the quotient of such division. Each subsequent annual payment shall be an amount equal to the market value of any shares of Phantom Common Stock (and fractions thereof) credited to said Participant’s Account based on the Sales Price, divided by the number of the remaining annual payments and shall be paid as soon as practicable following each anniversary of the initial payment date (or what would have been the initial payment date but for the Key-Employee Delay) until the balance of the Participant’s Account is paid in full. For purposes of Section 409A of the Code, installments shall be treated as a single payment. Notwithstanding the foregoing, if a Participant is a Key Employee, such Participant shall be subject to the Key-Employee Delay and the first installment payment following Separation from Service shall be as of the beginning of the seventh full calendar month.
(c)    The transfer by a Participant between companies within The Southern Company shall not be deemed to be a Separation from Service with an Employing Company. With regard to any distribution made under this Article, the market value of any shares of Phantom Common Stock credited to a Participant’s Account shall be based on the Sales Price. No portion of a Participant’s Account shall be distributed in Common Stock.
(d)    Upon the death of a Participant or a former Participant prior to the payment of his entire Account balance, the unpaid balance of the market value of any shares of Phantom Common Stock (and fractions thereof) credited to said Participant’s Account based on the Sales Price shall be paid to the Designated Beneficiary in a lump sum within seventy-five (75) days of Participant’s date of death. The Designated Beneficiary selection may be changed in a manner prescribed by the Administrative Committee by the Participant or former Participant at any time without the consent of the prior Beneficiary.
(e)    Upon the Total Disability of a Participant or former Participant prior to the payment of his entire Account balance, the unpaid balance of the market value of any shares of Phantom Common Stock (and fractions thereof) credited to said Participant’s Account based on the Sales Price of his Account shall be paid in accordance with the distribution method elected by such Participant or former Participant commencing as of such Participant’s Separation from Service.
(f)    Solely with respect to the Non-Pension Benefit described in Section 5.4(e), the specified Non-Pension Benefit amounts shall be paid at the same time and in the same manner as the election in effect for an Account under this Section 5.5 as applicable to a particular Participant. Such time and manner may be modified as provided in Section 5.4(d). If a Participant has commenced receipt of payment of his Account, the benefit amount provided under this Section 5.5(f) shall be paid as part of the remaining installment payments, or if none, paid in a single lump sum prior to March 15, 2010.
5.6    Allocation of Pension Benefit Liability. In the event that a Participant eligible to receive a Pension Benefit has been employed at more than one Employing Company, the Pension Benefit liability shall be apportioned so that each such Employing Company is obligated in accordance with this Section 5.6 to cover the percentage of the total Pension Benefit as determined below. Each Employing Company’s share of the Pension Benefit liability shall be calculated by multiplying the Pension Benefit by a fraction where the numerator of such fraction is the base rate of pay, as defined by the Administrative Committee, received by the Participant at the respective Employing Company on his date of termination of employment or transfer, as applicable, multiplied by the Accredited Service earned by the Participant at the respective Employing Company and where the denominator of such fraction is the sum of all numerators calculated for each respective Employing Company by which the Participant has been employed.
5.7    Funding of Benefits. Except as expressly limited under the terms of the Trust, neither the Company nor any Employing Company hereunder shall reserve or otherwise set aside funds for the payment of its obligations under the Plan. In any event, such obligations shall be paid or deemed to be paid solely from the general assets of the Employing Companies. Participants shall only have the status of general, unsecured creditors of the Company and their respective Employing Companies. Notwithstanding that a Participant shall be entitled to receive the balance of his Account under the Plan, the assets from which such amount shall be paid shall at all times remain subject to the claims of the creditors of the Participant’s Employing Company.
5.8    Withholding. There shall be deducted as permitted under Code Section 409A and the regulations promulgated thereunder from Plan payments and, if necessary, from the Non-Pension Account under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by an Employing Company to such governmental authority for the account of the Participant or Designated Beneficiary entitled to such payment.
5.9    Recourse Against Deferred Compensation Trust. In the event a Participant who is employed on or after January 1, 1999 with an “Employing Company” (as such term is defined in the Change in Control Benefits Protection Plan) disputes the calculation of his Pension Benefit or Non-Pension Benefit, or payment of amounts due under the terms of the Plan, the Participant has recourse against the Company, the Employing Company by which the Participant is or was employed, if different, the Plan, and the Trust for payment of benefits to the extent the Trust so provides.
5.10    Change in Control. The provisions of the Change in Control Benefits Protection Plan are incorporated herein by reference to determine the occurrence of a change in control or preliminary change in control of Southern Company or an Employing Company, the benefits to be provided hereunder, and the funding of the Trust in the event of such a change in control. Any modifications to the Change in Control Benefits Protection Plan are likewise incorporated herein and are otherwise intended to comply with 409A of the Code.
ARTICLE VI -   MISCELLANEOUS
6.1    Assignment. Neither the Participant, his Designated Beneficiary, nor his legal representative shall have any rights to sell, assign, transfer, or otherwise convey the right to receive the payment of any Pension Benefit or Non-Pension Benefit due hereunder, which payment and the right thereto are expressly declared to be nonassignable and nontransferable.

Any attempt to assign or transfer the right to payment under the Plan shall be null and void and of no effect.
6.2    Amendment and Termination. Except for the provisions of Section 5.10 hereof, which may not be amended following a “Southern Change in Control” or “Subsidiary Change in Control”, as defined in the Change in Control Benefits Protection Plan, the Plan may be amended or terminated at any time by the Board of Directors, provided, however, that no amendment or termination shall cause a forfeiture or reduction in any benefits accrued as of the date of such amendment or termination. The Plan may also be amended by the Administrative Committee (a) if such amendment does not involve a substantial increase in cost to any Employing Company, or (b) as may be necessary, proper, or desirable in order to comply with laws or regulations enacted or promulgated by any federal or state governmental authority. During the compliance transition period provided for by the 409A Guidance, the Administrative Committee may enter into transition elections as to time and form of payment under this Plan and, subject to the preceding authority, shall be treated as amendments to the Plan.
6.3    No Guarantee of Employment. Participation hereunder shall not be construed as creating any contract of employment between any Employing Company and a Participant, nor shall it limit the right of an Employing Company to suspend, terminate, alter, or modify, whether or not for cause, the employment relationship between such Employing Company and a Participant.
6.4    Mirant. For the avoidance of doubt, the provisions of the Plan effective in the Plan’s amendment and restatement dated May 1, 2000 (“2000 Plan”) concerning Mirant Shares were applied through the liquidation of Mirant Shares as a form of investment in the Plan as of June 30, 2006. Although these provisions concerning Mirant Shares are not restated in this amendment and restatement, a Participant’s rights concerning Mirant Shares are as set forth in such 2000 Plan. To this limited extent, the provisions in the 2000 Plan concerning Mirant Shares are incorporated herein.
6.5    Construction. This Plan shall be construed in accordance with and governed by the laws of the State of Georgia, to the extent such laws are not otherwise superseded by the laws of the United States.

IN WITNESS WHEREOF, the amended and restated Plan has been executed by a duly authorized officer of Southern Company Services, Inc., pursuant to resolutions of the Board of Directors of the Company, this 29th day of June, 2016.

SOUTHERN COMPANY SERVICES, INC.
By:	/s/Stacy Kilcoyne

Its:	Human Resources Vice President

Attest:
By:	/s/Laura Oleck Hewett

Its:	Assistant Secretary

APPENDIX A

THE SOUTHERN COMPANY SUPPLEMENTAL BENEFIT PLAN
EMPLOYING COMPANIES AS OF JANUARY 1, 2009
Alabama Power Company
Georgia Power Company
Gulf Power Company
Mississippi Power Company
Southern Communications Services, Inc.
Southern Company Energy Solutions, LLC
Southern Company Services, Inc.
Southern Nuclear Operating Company, Inc.

APPENDIX B
November 16, 2009
Name and Southern Company I.D.                    Benefit Amount

SCHEDULE OF PROVISIONS

FOR PRE-2005 NON-PENSION BENEFITS
ARTICLE I ‑ PURPOSE
1.1    Schedule of Provisions for Pre-2005 Non-Pension Benefits. This Schedule sets forth the operative provisions of the Plan applicable to “grandfathered” Non-Pension Benefits which are treated by the Employing Companies as not subject to Section 409A of the Code. The Account balance (plus earnings thereon) of the grandfathered Non-Pension Benefits shall only be subject to the provisions set forth in this Schedule. In accordance with transition rules under the 409A Guidance, these provisions are only intended to preserve the rights and features of the “grandfathered” Non-Pension Benefits and are, therefore, not intended to “materially modify” any aspect of such rights and features. Provisions of this Schedule should be so construed whenever necessary or appropriate. Provisions in this Schedule shall only be amended in accordance with this Schedule’s terms.
ARTICLE II - DEFINITIONS
2.1    “Account” shall mean for purposes of this Schedule the amount credited to the account of a Participant to reflect the interest of a Participant in the Plan solely pursuant to the terms of this Schedule resulting from a Participant’s Non-Pension Benefit calculated in accordance with Section 5.2. This Account amount is attributable to those deferrals which are not subject to Section 409A of the Code.
2.2    “Administrative Committee” shall mean the committee referred to in Section 3.1 of this Schedule.
2.3    “Beneficiary shall have the same meaning as set forth for “Designated Beneficiary” in the main body of the Plan.
2.4    “Board of Directors shall mean the Board of Directors of the Company.
2.5    “Change in Control Benefits Protection Plan shall mean the Change in Control Benefits Protection Plan, as approved by the Southern Board, as it may be amended from time to time in accordance with the provisions therein.
2.6    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
2.7    “Common Stock shall mean common stock of Southern Company.
2.8    “Company” shall mean Southern Company Services, Inc.
2.9    “Deferred Compensation Plan” shall mean The Southern Company Deferred Compensation Plan, as amended from time to time.

2.10    “Employee” shall mean any person who is currently employed by an Employing Company.
2.11    “Employing Company” shall mean the Company and any affiliate or subsidiary of Southern Company which the Board of Directors may from time to time determine to bring under the Plan and any successor to them. The Employing Companies are set forth in Appendix A to the Plan, as amended from time to time.
2.12    “ESOP” shall mean The Southern Company Employee Stock Ownership Plan, as amended from time to time.
2.13    “Non-Pension Benefit” shall mean the benefit described in Section 5.2 of this Schedule.
2.14    “Participant” shall mean an Employee or former Employee of an Employing Company who is eligible and participates in the Plan pursuant to Article IV of this Schedule.
2.15    “Pension Benefit” shall mean the benefit described in Section 5.1 of this Schedule.
2.16    “Pension Plan” shall mean The Southern Company Pension Plan, as amended from time to time.
2.17    “Phantom Common Stock” shall mean the Common Stock in which a Participant is deemed to invest his Non-Pension Benefit as if such Common Stock had been purchased upon contribution to the Savings Plan, the ESOP, and/or the Performance Sharing Plan, as the case may be.
2.18    “Plan” shall mean The Southern Company Supplemental Benefit Plan, as amended and restated effective January 1, 2009, which includes this Schedule, as may be further amended from time to time.
2.19    “Performance Sharing Plan” shall mean The Southern Company Performance Sharing Plan, as amended from time to time prior to its merger into the Savings Plan.
2.20    “Plan Year” shall mean the calendar year.
2.21    “Purchase Price” shall mean for purposes of deemed purchases of Phantom Common Stock the following: (a) with respect to the Savings Plan and the Performance Sharing Plan, the purchase price of a share of the Common Stock under the Savings Plan as of the applicable Valuation Date; (b) with respect to any investment of dividends attributable to Phantom Common Stock, the dividend reinvestment price of a share of the Common Stock under the Savings Plan as of the applicable Valuation Date; and (c) with respect to the ESOP, the price at which a share of Common Stock is purchased with regard to a contribution made for each applicable Plan Year.
2.22    “Sales Price” shall mean the closing price on any trading day of a share of Common Stock based on consolidated trading as defined by the Consolidated Tape Association

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and reported as part of the consolidated trading prices of New York Stock Exchange listed securities.
2.23    “Savings Plan” shall mean The Southern Company Employee Savings Plan, as amended from time to time.
2.24    “Southern Board” shall mean the board of directors of Southern Company.
2.25    “Southern Company” shall mean Southern Company, its successors and assigns.
2.26    “Trust” shall mean the Southern Company Deferred Compensation Trust.
2.27    “Valuation Date” shall mean each trading day of the New York Stock Exchange, or any successor national exchange on which the Common Stock is traded and with respect to which a Sales Price may be determined.
Where the context requires, the definitions of all terms set forth in the Pension Plan, the ESOP, the Performance Sharing Plan, the Savings Plan, and the Deferred Compensation Plan shall apply with equal force and effect for purposes of interpretation and administration of the Plan, unless said terms are otherwise specifically defined in the Plan. The masculine pronoun shall be construed to include the feminine pronoun and the singular shall include the plural, where the context so requires.
ARTICLE III - ADMINISTRATION OF SCHEDULE
3.1    Article III of the main body of the Plan is herein incorporated into this Schedule by reference. Any amendment to Article III of the main body of the Plan shall operate as amendment to this Article III of the Schedule.
ARTICLE IV - ELIGIBILITY
4.1    For so long as an Employee has an Account balance governed by this Schedule, he shall be a Participant in the Plan for purposes of this Schedule, and such Account balance shall be maintained and administered solely in accordance with the terms of this Schedule.
ARTICLE V - BENEFITS
5.1    Pension Benefit.
Pension Benefits are not subject to grandfather provisions set forth in this Schedule. Plan provisions concerning Pension Benefits are set forth in the main body of the Plan.
5.2    Non-Pension Benefit.
(a)    No Non-Pension Benefits which are subject to Section 409A of the Code shall be credited to the Account of a participant for purposes of the provisions of this Schedule. The Non-Pension Benefit Account of the Participant governed by this Schedule shall be deemed to be invested in Phantom Common Stock. On each such date of investment, a Participant’s

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Account shall be credited with the number of shares (including fractional shares) of Phantom Common Stock which could have been purchased on such date, based upon the Common Stock’s Purchase Price. As of the date upon which occurs the payment of dividends on the Common Stock, there shall be credited with respect to shares of Phantom Common Stock in the Participant’s Account on the applicable dividend record date, such additional shares (including fractional shares) of Phantom Common Stock as follows:
(1)    In the case of cash dividends, such additional shares as could be purchased at the Purchase Price with the dividends which would have been payable if the credited shares had been outstanding;
(2)    In the case of dividends payable in property other than cash or Common Stock, such additional shares as could be purchased at the Purchase Price with the fair market value of the property which would have been payable if the credited shares had been outstanding; or
(3)    In the case of dividends payable in Common Stock, such additional shares as would have been payable on the credited shares if they had been outstanding.
(b)    As soon as practicable following the first day of his eligibility to have benefits credited to his Account, a Participant shall designate in a form to be prescribed by the Administrative Committee the method of payment of his Account, which shall be the payment of a single lump sum or a series of annual installments not to exceed twenty (20). The method of distribution initially designated by a Participant shall not be revoked and shall govern the distribution of a Participant’s Account. Notwithstanding the foregoing, in the sole discretion of the Administrative Committee, upon application by the Participant, the method of distribution designated by such Participant may be modified, provided the Participant requests such modification not later than the 366th day prior to a distribution of such Participant’s Account in accordance with the terms of the Plan, provided, however, that any Participant who is required to file reports pursuant to Section 16(a) of the Securities and Exchange Act of 1934, as amended, with respect to equity securities of The Southern Company shall not be permitted to amend his distribution election during any time period for which such Participant is required to file any such reports with respect to his Non-Pension Benefit unless such amendment is specifically approved by the Administrative Committee in its sole discretion. Each Participant, his Beneficiary, and legal representative shall be bound as to any action taken pursuant to the method of distribution elected by a Participant and the terms of the Plan. Notwithstanding any provision of the Plan to the contrary, if a Participant has elected to receive his Plan distribution in annual installment payments and such Participant’s Plan Account does not exceed five thousand dollars ($5,000) (as adjusted from time to time by Treasury regulations applicable to tax-qualified retirement plans) at the time such benefit is valued for distribution, such payment shall be made as a single, lump-sum payment to the Participant.
5.3    Distribution of Non-Pension Benefits.
(a)    When a Participant terminates his employment with an Employing Company, such Participant shall be entitled to receive the market value of any shares of Phantom Common Stock (and fractions thereof) reflected in his Account in a single, lump sum distribution

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or annual installments not to exceed twenty (20). Such distribution shall be made not later than seventy-five (75) days following the date on which his termination of employment occurs, or as soon as reasonably practicable thereafter. The transfer by a Participant between companies within The Southern Company shall not be deemed to be a termination of employment with an Employing Company. With regard to any distribution made under this Article of the Schedule, the market value of any shares of Phantom Common Stock credited to a Participant’s Account shall be based on the Sales Price. No portion of a Participant’s Account shall be distributed in Common Stock.
(b)    In the event a Participant elects to receive the distribution of his Account in annual installments, the first payment shall be made not later than seventy-five (75) days following the date on which his termination of employment occurs, or as soon as reasonably practicable thereafter, subject however to the cash-out provisions of Section 5.2(d) of this Schedule. Installments shall equal the balance in the Participant’s Account taking into account the tax due under the Federal Insurance Contributions Act divided by the number of annual installment payments. Each subsequent annual payment shall be an amount equal to the balance in the Participant’s Account as of the Valuation Date, divided by the number of the remaining annual payments and shall be due on the anniversary of the preceding payment date.
(c)    Upon the death of a Participant or a former Participant prior to the payment of the market value of any shares of Phantom Common Stock (and fractions thereof) credited to said Participant’s Account based on the Sales Price, the unpaid balance shall be paid in the sole discretion of the Administrative Committee (1) in a lump sum to the designated Beneficiary of a Participant or former Participant within seventy-five (75) days following the date on which the Administrative Committee is provided evidence of the Participant’s death (or as soon as reasonably practicable thereafter) or (2) in accordance with the distribution method chosen by such Participant or former Participant. The Beneficiary designation may be changed by the Participant or former Participant at any time without the consent of the prior Beneficiary.
(d)    Upon the total disability of a Participant or former Participant, as determined by the Social Security Administration, prior to the payment of the market value of any shares of Phantom Common Stock (and fractions thereof) credited to such Participant’s Account based on the Sales Price, the unpaid balance of his Account shall be paid in the sole discretion of the Administrative Committee (1) in a lump sum to the Participant or former Participant, or his legal representative within seventy-five (75) days following the date on which the Administrative Committee receives notification of the determination of a disability by the Social Security Administration (or as soon as reasonably practicable thereafter) or (2) in accordance with the distribution method elected by such Participant or former Participant.
(e)    The Administrative Committee, in its sole discretion upon application made by the Participant, a designated Beneficiary, or their legal representative, may determine to accelerate payments or, in the event of death or total disability (as determined by Social Security Administration), to extend or otherwise make payments in a manner different from the manner in which such payment would be made under the method of distribution elected by the Participant in the absence of such determination. Notwithstanding any provision of the Plan to the contrary, if a Participant has elected to receive his Plan distribution in annual installment payments and such Participant’s Plan Account does not exceed five thousand dollars ($5,000) (as adjusted from

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time to time by Treasury regulations applicable to tax-qualified retirement plans) at the time such benefit is valued for distribution, such payment shall be made as a single, lump-sum payment to the Participant.
5.4    Recourse Against Deferred Compensation Trust. In the event a Participant who is employed on or after January 1, 1999 with an “Employing Company” (as such term is defined in the Change in Control Benefits Protection Plan) disputes the calculation of his Non-Pension Benefit under this Schedule, or payment of amounts due under the terms of the Plan, the Participant has recourse against the Company, the Employing Company by which the Participant is or was employed, if different, the Plan, and the Trust for payment of benefits to the extent the Trust so provides.
5.5    Change in Control. The provisions of the Change in Control Benefits Protection Plan are incorporated herein by reference to determine the occurrence of a change in control or preliminary change in control of Southern Company or an Employing Company, the benefits to be provided hereunder and the funding of the Trust in the event of such a change in control. Any modifications to the Change in Control Benefits Protection Plan are likewise incorporated herein.
ARTICLE VI - MISCELLANEOUS
6.1    Except for Section 6.2 of the main body of the Plan, Article VI is hereby incorporated by reference into this Schedule. Any amendment to Article VI of the main body of the Plan shall operate as an amendment to this Article VI of the Schedule except that Section 6.2 below shall set forth the sole method for amending and/or terminating this Schedule.
6.2    This Schedule may be amended, modified, or terminated by the Board of Directors in its sole discretion at any time and from time to time by resolution expressly modifying this Schedule; provided, however, that (a) Section 5.5 of this Schedule may not be amended following a “Southern Change in Control” or “Subsidiary Change in Control” (as defined in the Change in Control Benefits Protection Plan), (b) no such amendment, modification, or termination shall cause a forfeiture or reduction in any benefits accrued as of the date of such amendment, modification, or termination and/or (c) Article III and Section 6.1 of this Schedule may be amended in accordance with their terms. It is the Company’s intent that any modification to this Schedule shall not constitute nor shall it be interpreted to be a “material modification” of any right or feature of this Schedule as such term is defined under the Section 409A Guidance.

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